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                                                                    EXHIBIT 99.5

                          CONSENT OF NOMINEE DIRECTOR

I, Gregory L. Craig, hereby consent to being named in the Proxy Statement-Prospectus included in the Registration Statement on Form S-4 to which this consent is an exhibit (the "Registration Statement") as a person who will become, subject to my appointment by the Board of Directors of Commerce Energy Group, Inc. (the "Company"), a director of the Company following the closing of the reorganization described in the Registration Statement.


/s/ GREGORY L. CRAIG
---------------------------
Gregory L. Craig

Dated: March 19, 2004